Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts—Trilogy Advisors Baby Boom Economy Portfolio, 2003 Series A and Trilogy Advisors Global Communications Portfolio, 2003 Series A:

We consent to the use of our report dated February 24, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

February 24, 2003